UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 22, 2025

ZAPATA QUANTUM, INC.

(Exact name of registrant as specified in charter)

Delaware	001-41218	98-1578373
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Liberty Square, #2488

Boston, MA 02109

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (857) 367-9002

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 22, 2025, Zapata Quantum, Inc. (the “Company”) entered into Forbearance Agreement with a third party creditor dated October 22, 2025 (the “Agreement”). Under the Agreement, the parties agreed that $1,583,464 of outstanding invoices owed to the creditor would be extinguished and replaced with a contingent obligation conditioned on the occurrence of certain specified events (the “Contingent Obligation”), and the creditor agreed to temporarily forbear seeking collection of the remaining $1,583,464 of outstanding invoices owed to the creditor (the “Remaining Amount,” and together with the Contingent Obligation, the “Obligations”). Under the Agreement, beginning on May 1, 2025 and continuing until the creditor has received payment in full of the Obligations, any portion of the Obligations remaining unpaid will accrue a late charge of 0.8% per month.

The creditor agreed to forbear until, and the Company agreed to repay the Remaining Amount, upon the occurrence of certain enumerated events set forth in the Agreement. The Contingent Obligation, together with all accrued interest thereon, becomes payable upon the occurrence of certain enumerated events set forth in the Agreement.

The foregoing description of the terms of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a form of which is filed as Exhibit 10.1 of this Current Report and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

From October 22, 2025 through the date of this Current Report on Form 8-K, the Company entered into Securities Purchase Agreements (“SPA”) with accredited investors, pursuant to which the Company offered and sold 5,000 shares of the Company’s Series A Convertible Preferred Stock (the “Series A”) at a purchase price of $100 per share for total gross proceeds of $500,000. The transactions were exempt from registration Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) promulgated thereunder.

The foregoing description of the terms of the SPA and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA, a form of which is filed as Exhibit 10.2 of this Current Report and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 23, 2025, the Company filed the Certificate of Designations of Preferences, Rights and Limitations (the “Certificate of Designations”) of the Series A with the Delaware Secretary of State designating and authorizing the issuance of up to 15,000 shares of Series A. The material terms of the Series A are summarized as follows.

Each share of Series A is convertible into 1,000 shares of common stock of the Company at the election of the holder, subject to certain adjustments and to beneficial ownership limitations. Each share of Series A shall be entitled to vote with the Company’s common stock on an as-converted basis, subject to beneficial ownership limitations. All shares of capital stock of the Company, both common stock and any other series of preferred stock, shall be junior in rank to all shares of Series A with respect to payments upon the liquidation, dissolution, and winding up of the Company.

The foregoing description of the Certificate of Designations does not purport to be complete, and is qualified in its entirety by the complete text of the Certificate of Designations, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
4.1	Certificate of Designations of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock
10.1	Form of Forbearance Agreement*
10.2	Form of Securities Purchase Agreement*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules, appendices and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2025

ZAPATA QUANTUM, INC.

By:	/s/ Sumit Kapur
Sumit Kapur, Chief Executive Officer